STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 9:00 AM 06/15/1994
944107992 - 2192400

                     CERTIFICATE OF AMENDMENT

                                OF

                   CERTIFICATE OF INCORPORATION

     HEAVENLY SLENDER FOODS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

     DOES HEREBY CERTIFY:

     FIRST:   That a meeting of the Board of Directors of HEAVENLY
SLENDER SWEETS, INC., resolutions were adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the Board of Directors, pursuant to Section 6 of the corporation's By-Laws by solicitation of consent of the majority of the shares eligible to vote, for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended, said Article shall be and read as follows: The name of the Corporation shall be:

                     PACIFIC PHARMACEUTICALS I, INC.

    SECOND: That pursuant to the resolution of its Board of Directors, by virtue of majority shareholder consent of said corporation, such Board of Directors Meeting was duly called and held, at which meeting the necessary number of shares as required by statute, were voted in favor of the amendment.

    THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF:  said Board of Directors of PACIFIC
PHARMACEUTICALS 1, INC. has caused that certificate to be signed by:

     DUNCAN MCGREGOR, its President, and BRIAN ST. CLAIR, its Secretary, this Fourteenth Day of June, 1994


BY: /s/ Duncan McGregor
---------------------------
Duncan McGregor, President


ATTEST: /s/ Brian St. Clair
----------------------------
Brian St. Clair, Secretary